Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Broadmark Realty Capital Inc. 2019 Stock Incentive Plan of our report dated March 15, 2019, with respect to the financial statements of Trinity Merger Corp. included in its Registration Statement (Form S-11 No. 333-235402) filed with the Securities and Exchange Commission.

/s/  Ernst & Young LLP
Chicago, IL
January 31, 2020